Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479      130,711,710
BNP PARIBAS SECURITIES CORP.                13-3235334      115,621,169
WELLS FARGO BANK                            41-0449260       96,133,660
CITIGROUP, INC.                             52-1568099       82,804,570
BANK OF AMERICA SECURITIES LLC              56-2058405       78,031,899
GOLDMAN, SACHS & CO.                        13-5100880       18,959,139
JPMORGAN CHASE & CO.                        13-3224016       16,990,358
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       11,937,646
DEUTSCHE BANK SECURITIES, INC.              13-2730328        9,846,804
MORGAN STANLEY CO INCORPORATED              13-2665598       10,291,403






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479            3,528
BNP PARIBAS SECURITIES CORP.                13-3235334          775,919
WELLS FARGO BANK                            41-0449260        1,031,447
CITIGROUP, INC.                             52-1568099        9,114,056
BANK OF AMERICA SECURITIES LLC              56-2058405        6,343,429
GOLDMAN, SACHS & CO.                        13-5100880       17,799,066
JPMORGAN CHASE & CO.                        13-3224016       14,707,942
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       10,824,547
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,572,267
MORGAN STANLEY CO INCORPORATED              13-2665598        5,799,444




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    599,110,989 D. Total Sales: 93,658,884

                               SCREEN NUMBER : 12